UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2025 (the “Effective Date”), Ivanhoe Electric Inc.’s (the “Company”) wholly-owned subsidiary Mesa Cobre Holding Corporation (the “Borrower”) entered into a credit agreement (the “Credit Agreement”), by and among the Borrower, National Bank of Canada, as administrative agent (“Administrative Agent”) and collateral agent (“Collateral Agent”) for the lenders, and each of the lenders party thereto from time to time, which currently includes National Bank of Canada, Société Generale, and Bank of Montreal. The Credit Agreement provides for a secured delayed-draw term loan facility (the “Facility”) in an aggregate principal amount of $200,000,000. The Facility is intended to support the development and construction of the Santa Cruz Copper Project in Pinal County, Arizona.

Outstanding amounts under the Facility will bear interest based on the Borrower’s election, either at (i) the forward-looking term rate based on the Secured Overnight Financing Rate administered by the Federal Reserve Bank of New York (“Term SOFR”) plus the Applicable SOFR Rate (as defined below) or (ii) the alternate base rate defined as the highest of (a) the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the U.S., (b) the federal funds rate plus 0.50%, and (c) one-month Term SOFR plus 1.00%, plus the Applicable ABR Rate (as defined below). Default interest is the applicable rate plus 2.00% per annum. “Applicable SOFR Rate” means (i) from the Effective Date and until (and including) June 30, 2026, 5.00% per annum, (ii) from (but excluding) June 30, 2026 and until (and including) December 31, 2026, 5.50% per annum, (iii) from (but excluding) December 31, 2026 and until (and including) June 30, 2027, 6.00% per annum, and (iv) thereafter, 6.50% per annum. “Applicable ABR Rate” means (i) from the Effective Date and until (and including) June 30, 2026, 4.00% per annum, (ii) from (but excluding) June 30, 2026 and until (and including) December 31, 2026, 4.50% per annum, (iii) from (but excluding) December 31, 2026 and until (and including) June 30, 2027, 5.00% per annum, and (iv) thereafter, 5.50% per annum. Interest is payable on (i) the last business day of each fiscal quarter, provided that, the first interest payment after the Effective Date is March 31, 2026, and (ii) the Maturity Date (as defined below).

The Facility will mature on the earlier of December 31, 2027 or two years from the Effective Date (the “Maturity Date”). The Borrower is permitted to make optional prepayments as provided in the Credit Agreement, and is required to make prepayments equal to the cash proceeds of any new indebtedness (other than permitted indebtedness). The Borrower owes customary agent and arranger fees under fee letters and a commitment fee equal to 25% of the then Applicable SOFR Rate on the unused commitments, payable on each interest payment date.

On the Effective Date, (i) the Borrower entered into a security agreement with the Collateral Agent which granted a first priority lien on substantially all of its assets, subject to customary exceptions, (ii) the Company guaranteed the Borrower’s payment obligations pursuant to a guaranty agreement in favor of the Administrative Agent whereby the Guarantor agrees to maintain at all times a tangible net worth of not less than two hundred twenty-five million Dollars ($225,000,000), (iii) the Company pledged its shares of the Borrower pursuant to a pledge agreement between the Company and the Collateral Agent, and (iv) the Borrower executed a deed of trust and assignment of rents in favor of the Collateral Agent with respect to the Borrower’s real property rights.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for credit facilities of this type, including limitations on the Borrower with respect to indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of all or substantially all assets, other dispositions, payments, investments, acquisitions, transactions with affiliates and entry into speculative swap contracts. The Borrower must maintain Liquidity (as defined in the Credit Agreement) of at least $15,000,000. The Credit Agreement also includes customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, misrepresentation, default under certain other material indebtedness, certain insolvency or receivership events affecting the Borrower or Company, certain ERISA events, project abandonment and a change in control of Borrower, in each case, subject to cure periods and thresholds where applicable. Following an event of default, the lenders have customary remedies, including the declaration of all outstanding amounts immediately due and payable.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release dated December 15, 2025, relating to the announcement of the Borrower securing the Facility, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1##	Credit Agreement dated as of December 12, 2025 between Mesa Cobre Holding Corporation, as Borrower, National Bank of Canada as Administrative Agent and Collateral Agent and the Lenders party thereto.
99.1	Press Release dated December 15, 2025
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

## Certain schedules or portions thereof are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide on a supplemental basis a copy of any omitted schedule to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: December 15, 2025	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer